                                                                     Exhibit 4.2


--------------------------------------------------------------------------------

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.





                    *****************************************

                               Genta Incorporated
                          COMMON STOCK PURCHASE WARRANT

                    *****************************************

     This certifies that, for good and valuable consideration, Genta Incorporated, a Delaware corporation ("Genta" or the "Company"), grants to Michael Arnouse, or registered assigns (the "Warrantholder"), the right to subscribe for and purchase from the Company 100,000 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 (the "Common Stock"), at the purchase price per share of $1.50 (the "Exercise Price"), exercisable at any time and from time to time during the period (the "Exercise Period") commencing on the Closing Date and ending at 5:00 P.M. California time on the fifth anniversary of the Closing Date, all subject to the terms, conditions and adjustments herein set forth.



--------------------------------------------------------------------------------

     1. DURATION AND EXERCISE OF WARRANT; LIMITATION ON EXERCISE; PAYMENT OF TAXES.

     1.1  DURATION AND EXERCISE OF WARRANT.

     (a)  CASH EXERCISE.  This Warrant may be exercised by the Warrantholder by
(i) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period and (ii) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder as promptly as practicable, and in any event within 10 days, thereafter. The stock certificate or certificates so delivered shall be in denominations of 100 shares each or such lesser or greater denominations as may be reasonably specified by the Warrantholder in the Exercise Form. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Warrantholder shall be deemed to be the record holder of such Warrant Shares.

     (b)  NET ISSUE EXERCISE.  In lieu of exercising this Warrant pursuant to
Section 1.1(a), this Warrant may be exercised by the Warrantholder by the surrender of this Warrant to the Company, with a duly executed Exercise Form marked to reflect Net Issue Exercise and specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day during the Exercise Period. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered as aforesaid. Upon such exercise, the Warrantholder shall be entitled to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election in which event the Company shall issue to Warrant-holder a number of shares of the Company's Common Stock computed as of the date of surrender of this Warrant to the Company using the following formula:

              Y x (A-B)
          X = ---------
                  A

Where X =  the number of shares of Common Stock to be issued to
           Warrantholder under this Section 1.1(b);

      Y = the number of shares of Common Stock otherwise purchasable under this Warrant (at the date of such calculation);

      A = the fair market value of one share of the Company's Common Stock (at the date of such calculation);

      B =  the Exercise Price (as adjusted to the date of such calculation).

     (c) FAIR MARKET VALUE. For purposes of Section 1.1(b) fair market value of one share of the Company's Common Stock shall mean:

          (i) the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or,

          (ii) if not listed or traded on any such exchange, the last reported sales price per share on the Nasdaq National Market or the Nasdaq Small-Cap Market (collectively, "Nasdaq") or,

          (iii) if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked price per share as reported in the "pink sheets" published by the National Quotation Bureau, Inc. (the "pink sheets") or,

          (iv) if such quotations are not available, the fair market value per share of the Company's Common Stock on the date such notice was received by the Company as reasonably determined by the Board of Directors of the Company.

     1.2 PAYMENT OF TAXES. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; PROVIDED, HOWEVER, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certifi-cate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.3 DIVISIBILITY OF WARRANT. This Warrant may be divided into warrants exercisable for 500 Warrant Shares or multiples thereof (or such lesser or greater denominations as may be reasonably requested by the Warrantholder), upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, subject to the restrictions on transfer referred to in Section 2, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes).

     1.4 INFORMATION. Upon receipt of a written request from a Warrantholder, the Company agrees to deliver promptly to such Warrantholder a copy of its current financial statements and to provide such other publicly available information concerning the business and operations of the Company as such Warrantholder may reasonably request in order to assist the Warrantholder in evaluating the merits and risks of exercising the Warrant and to make an informed investment decision in connection with such exercise.

     2.   RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS.

     Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant issued pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH
     REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if (i) the issuance of such Warrant Shares has been registered under the Securities Act, (ii) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (iii) the Warrantholder reasonably believes that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     3.   RESERVATION AND REGISTRATION OF SHARES, ETC.

     The Company covenants and agrees that all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, security interests, charges and other encumbrances with respect to the issue thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant and will, at its expense, upon each such reservation of shares, procure such listing of such shares of Common Stock (subject to issuance or notice of issuance) as then may be required on all stock exchanges on which the Common Stock is then listed or on Nasdaq.

     4.   EXCHANGE, LOSS OR DESTRUCTION OF WARRANT.

     Subject to the terms and conditions hereof, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. The term "Warrant" as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     5.   OWNERSHIP OF WARRANT.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in Section 4.

     6.   [RESERVED.]

     7.   CERTAIN ADJUSTMENTS.

     7.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

     (a) STOCK DIVIDENDS. If at any time after the date hereof (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock to holders of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

     (b) COMBINATION OF STOCK. If the number of shares of Common Stock outstanding at any time after the date hereof shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

     (c) REORGANIZATION, ETC. If, after the date hereof, any capital reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for

Common Stock, then, upon exercise of this Warrant the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7.

     (d)  STOCK AND RIGHTS OFFERING.

          (i) If at any time after the date hereof, the Company shall issue to all holders of its Common Stock or sell or fix a record date for the issuance to all holders of its Common Stock of (A) Common Stock or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock), in any such case, at a price per share (or having a conversion, exchange or exercise price per share) that is less than the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or traded on any such exchange, on Nasdaq or, if not listed or traded on any such exchange or Nasdaq, the average of the bid and asked price per share as reported in the pink sheets or, if such quotations are not available, the fair market value per share of the Company's Common Stock as reasonably determined by the Board of Directors of the Company (the "Closing Price") on the date of such issuance or sale or on such record date then, in each such case, unless the Company elects to reserve Common Stock or rights, options or warrants for Common Stock or such other securities for distribution to the Warrantholder upon exercise of the Warrants of such Warrantholder so that, in addition to the shares of Common Stock to which such Warrantholder is entitled, such Warrantholder will receive upon such exercise Common Stock or the amount and kind of such rights, options or warrants which such Warrantholder would have received if the Warrantholder had, immediately prior to the record date for the distribution of such Common Stock, rights, options or warrants, exercised the Warrant for Common Stock, the number of shares of Common Stock to be delivered upon exercise of this Warrant shall be appropriately increased so that the

     Warrantholder thereafter, will be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before the date of such issuance or sale or such record date by a fraction, the denominator of which will be the number of shares of Common Stock outstanding (including, for this purpose, all Common Stock issuable upon conversion of all preferred stock that is convertible into Common Stock (the "Convertible Preferred Stock")), on such date plus the number of shares of Common Stock that the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate initial conversion price, exchange price or exercise price of the convertible securities or exchangeable securities or rights, options or warrants, as the case may be, so offered) would purchase at such Closing Price, and the numerator of which will be the number of shares of Common Stock outstanding (including, for this purpose, all Common Stock issuable upon conversion of all Convertible Preferred Stock) on such date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible or exchangeable securities or rights, options or warrants so offered are initially convertible or exchangeable or exercisable, as the case may be), and the Exercise Price shall be adjusted as provided below in paragraph (g).

          (ii) If the Company shall, at any time after the date hereof distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (d)(i) above) (any of the foregoing being hereinafter in this paragraph (d)(ii) called the "Securities"), then in each such case, unless the Company elects to reserve shares or other units of such Securities for distribution to the Warrantholder upon exercise of the Warrants of such Warrantholder so that, in addition to the shares of Common Stock to which such Warrantholder is entitled, such Warrantholder will receive upon such exercise the amount and kind of such Securities which such Warrantholder would have received if the Warrantholder had, immediately prior to the record date for the distribution of the Securities, exercised the Warrant, the number of shares of Common Stock to be delivered to such Warrantholder upon exercise of the Warrant shall be appropriately increased so that the Warrantholder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares of Common Stock such Warrantholder would have been entitled to receive immediately before such record date, had the Warrantholder exercised the Warrant immediately prior thereto by a fraction, the numerator of which shall be the Closing Price per share of Common Stock on such record date plus the then fair market value
     (as reasonably determined by the Board of Directors of the Company), of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Closing Price of the Common Stock, and the Exercise Price shall be adjusted as provided below in paragraph (g).

     (e) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

     (f) CARRYOVER. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

     (g) EXERCISE PRICE ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     (h) NO DUPLICATE ADJUSTMENTS. Notwithstanding anything else to the contrary contained herein, in no event will an adjustment be made under the provisions of this Section 7 to the number of Warrant Shares issuable upon exercise of this Warrant or the Exercise Price for any event if an adjustment having substantially the same effect to the Warrantholder as any adjustment that otherwise would be made under the provisions of this Section 7 is made by the Company for any such event to the number of shares of Common Stock (or other Securities) issuable upon exercise of this Warrant.

     7.2 NO ADJUSTMENT FOR DIVIDENDS. Except as provided in Section 7.1, no adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of this Warrant.

     7.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of the chief financial officer of the Company setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

     8.   REGISTRATION RIGHTS.

     8.1  REGISTRATION.

     (a) If at any time within three years after the date hereof, the Company shall determine to register for its own account or the account of others under the Securities Act any of the Common Stock, (other than on Form S-8 or Form S-4 or their then equivalents relating to shares of Common Stock to be issued in connection with any acquisition of any entity or business or issuable in connection with stock option or other employee benefit plans), the Company shall send to the Warrantholder written notice of such determination. If, within 15 days after receipt of such notice, the Warrantholder shall so request in writing, the Company shall use all reasonable efforts to include in such registration statement all or any part of the Warrant Shares the Warrantholder requests to be registered; PROVIDED, HOWEVER, that the Company shall have the right to postpone or withdraw any such registration at any time without obligation to the Warrantholder. In connection with any offering under this Section 8.1 involving an underwriting, the Company shall not be required to include any Warrant Shares in such underwriting unless (i) the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, (ii) if such underwriting has been initiated by the Company or requested by another party that has contractual registration rights, all of the shares of Common Stock held by the parties making such request or entitled to include shares of Common Stock pursuant to the same rights as the requesting parties have been included in such registration, (iii) all of the shares of Common Stock held by existing holders of registration rights on the date hereof for which such registration has been requested by such holders have been included in such registration, and (iv) then only in such quantity as will not, in the opinion of the underwriters, interfere with the successful public offering and sale of shares of Common Stock included in the registration statement.

     (b) If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited position (if any) of the Warrant Shares with respect to which the Warrantholder has requested inclusion hereunder and the managing underwriter shall approve; PROVIDED, HOWEVER, that the Company shall not so exclude any Warrant Shares held by the Warrantholders unless the Company has first excluded any and all securities to be offered and sold by directors, officers and employees of stockholders of the Company who do not have contractual "piggyback" rights to include such securities.

     (c) The Company shall use all reasonable efforts to maintain the effectiveness for up to 30 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering) of any registration statement pursuant to which any of the Warrant Shares are being offered pursuant to a registration under this Agreement, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities or blue sky laws. The Company shall also provide the Warrantholder with as many copies of the prospectus contained in any such registration statement in which the Warrantholders' Warrant Shares are included as it may reasonably request.

     (d) Genta shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and the Warrantholder shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Warrant Shares resold by the Warrantholder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Genta in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Genta and one counsel for the selling stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Warrant Shares, and all other expenses incurred by Warrantholder or any transferee of Warrantholder in connection with sales of the Warrant Shares.

     (e) With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Warrantholder to sell Warrant Shares to the public pursuant to a registration statement, Genta covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the third anniversary of the date hereof or (B) such date as all of the Warrant Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of Genta under the Securities Act and Exchange Act; and (iii) furnish to the Warrantholder upon request, as long as the Warrantholder owns any Warrant Shares (A) a written statement by Genta that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Genta, and (C) such other information as may be reasonably requested in order to avail the Warrantholder of any rule or regulation of the SEC that permits the selling of any such Warrant Shares pursuant to Rule 144.

     8.2  INDEMNIFICATION.

     (a) Genta agrees to indemnify and hold harmless the Warrantholder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Warrantholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement, on the effective date thereof, or in any amendment or supplement thereto, or arise out of any failure by Genta to fulfill any undertaking included in the Registration Statement or any amendment or supplement thereto, and Genta will, except as provided below, as incurred, reimburse the Warrantholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Genta shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in such Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Genta by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement; or (ii) an untrue statement which is subsequently corrected in a supplement or amendment to the Registration Statement and which supplement or amendment has been delivered by Genta to the Warrantholder via overnight courier at least five (5) days prior to the consummation of the transaction out of which arose such claim, damage or liability.

     (b) The Warrantholder agrees to indemnify and hold harmless Genta from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Genta may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon an untrue statement made in such Registration Statement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Genta by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement or any amendment or supplement thereto; provided, however, that the Warrantholder shall not be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by the Warrantholder and delivered to Genta in sufficient time before the sale from which such loss occurred for Genta to have corrected the Registration Statement and delivered an updated Prospectus or Prospectus supplement to the Warrantholder.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

     (d) If the indemnification provided for in this Section 8.2 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of Genta on the one hand and the Warrantholder on the other in connection with the matters that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Genta on the one hand or the Warrantholder on the other and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Genta and the Warrantholder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of Genta and the Warrantholder under this Section 8.2 shall be in addition to any liability which Genta and the Warrantholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Genta or the Warrantholder within the meaning of the Securities Act.

     8.3 TRANSFERABILITY. The rights and obligations under this Section 8 shall be binding upon and available to subsequent transferees of this Warrant and the Warrant Shares.

     9.   NOTICES OF CORPORATE ACTION.

     In the event of

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other party, including without limitation, any Change of Control, or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to the Warrantholder a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of any such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, Change of Control, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, Change of Control, dissolution, liquidation or winding-up and (iii) that in the event of a Change of Control, the Warrants are exercisable immediately prior to the consummation of such Change of Control.

     10.  DEFINITIONS.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     ASSIGNMENT FORM: an Assignment Form in the form annexed hereto as Exhibit B.

     BUSINESS DAY: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in the City of New York, State of New York.

     CHANGE OF CONTROL: shall mean (i) the consolidation of the Company with or merger of the Company with or into any other person in which the Company is not the surviving corporation, (ii) the sale of all or substantially all of the assets of the

Company to any other person or (iii) any sale or transfer of any capital stock of the Company after the date of this Agreement, following which 60% of the combined voting power of the Company becomes beneficially owned by one person or group acting together. For purposes of this definition, "group" shall have the meaning as such term is used in Section 13(d)(1) under the Exchange Act.

     CLOSING DATE:  shall mean October 1, 1996.

     CLOSING PRICE:  the meaning specified in Section 7.1(d)(i).

     COMPANY OR GENTA:  Genta Incorporated, a Delaware corporation.

     EXCHANGE ACT: the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to a comparable section, if any, of any successor federal statute.

     EXERCISE FORM:  an Exercise Form in the form annexed hereto as Exhibit A.

     EXERCISE PRICE: the meaning specified on the cover of this Warrant, as such price may be adjusted pursuant to Section 7 hereof.

     NASDAQ:  the meaning specified in Section 1.1(c)(ii).

     RULE 415: Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis.

     SEC: the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

     SECURITIES:  the meaning specified in Section 7.1(d)(ii).

     SECURITIES ACT: the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any successor federal statute.

     WARRANTHOLDER:  the meaning specified on the cover of this Warrant.

     WARRANT SHARES: the meaning specified on the cover of this Warrant, subject to the provisions of Section 7.

     11.  MISCELLANEOUS.

     11.1 ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to this Warrant.

     11.2 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     11.3 AMENDMENTS AND WAIVERS. This Warrant may not be modified or amended except by an instrument or instruments in writing signed by the Company and the holder of this Warrant. Either the Company or the holder of this Warrant may, by an instrument in writing, waive compliance by the other party with any term or provision of this Warrant on the part of such other party hereto to be performed or complied with. The waiver by any such party of a breach of any term or provision of this Warrant shall not be construed as a waiver of any subsequent breach.

     11.4 SECTION AND OTHER HEADINGS. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     11.5 FURTHER ASSURANCES. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     11.6 NOTICES. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

     (a)  if to the Company, addressed to:

          Genta Incorporated
          3550 General Atomics Drive
          San Diego, California 92121
          Telecopier:  (619) 455-2712
          Attention:  Chief Executive Officer

          with a copy to:

          Pillsbury Madison & Sutro
          235 Montgomery Street
          San Francisco, California 94101
          Telecopier:  (415) 983-7396
          Attention:  Thomas E. Sparks, Jr., Esq.

     (b) if to the Warrantholder, addressed to the address of such Warrantholder appearing on the books of the Company.

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     11.7 SEPARABILITY. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     11.8 GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to agreements made and to be performed entirely within such State.

     11.9 NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

     Dated as of October 1, 1996.

                                        GENTA INCORPORATED



                                        By  /S/ Thomas H. Adams
                                          --------------------------------------
                                          Thomas H. Adams, Chairman of
                                            the Board and Chief Executive
                                            Officer

                                  EXHIBIT A

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

                                EXERCISE FORM

                (To be executed upon exercise of this Warrant)

     The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and (check one):

     / / herewith tenders payment for _______ of the Warrant Shares to the order of Genta Incorporated in the amount of $_________ in accordance with the terms of this Warrant; or

     / / herewith tenders this Warrant for _______ Warrant Shares pursuant to the Net Issue Exercise provisions of Section 1.1(b) of the Warrant.

The undersigned requests that a certificate (or certificates) for such Warrant Shares be registered in the name of the undersigned and that such certificate (or certificates) be delivered to the undersigned's address below.

     The undersigned represents that it is acquiring such Warrant Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

     Dated:                           .
           ---------------------------


                              Signature
                                        ----------------------------------------

                                        ----------------------------------------
                                                    (Print Name)

                                        ----------------------------------------
                                                  (Street Address)

                                        ----------------------------------------
                                        (City)      (State)           (Zip Code)

Signed in the presence of:

---------------------------------------

                                                                       EXHIBIT B


THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.



                               ASSIGNMENT FORM

             (To be executed only upon transfer of this Warrant)

     For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase __________ shares of Common Stock of Genta Incorporated to which such Warrant relates and all other rights of the Warrantholder under the within Warrant (including, without limitation, the registration rights provided in Section 8 of the within Warrant), and appoints _________________ as Attorney to make such transfer on the books of Genta Incorporated maintained for such purpose, with full power of substitution in the premises.


Dated:                      .
       ---------------------

                              Signature
                                        ----------------------------------------

                                        ----------------------------------------
                                                     (Print Name)

                                        ----------------------------------------
                                                    (Street Address)

                                        ----------------------------------------
                                        (City)           (State)      (Zip Code)

Signed in the presence of:


---------------------------------------

                                     B-1